UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 17, 2006

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road
Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

          (a)     In a press release dated August 15, 2006, The Cheesecake Factory Incorporated announced that the voluntary review being conducted by the Audit Committee of the Company’s Board of Directors, with the assistance of special outside legal counsel, into the Company’s historical stock option granting practices is still underway.  Because the Audit Committee has not reached a final conclusion, the Company did not file its Quarterly Report on Form 10-Q (Form 10-Q) by the August 14, 2006 prescribed due date and does not anticipate that it will file its Form 10-Q on or before the fifth calendar day following the prescribed due date.

          Although the Audit Committee’s review is ongoing, based on preliminary results the Audit Committee on August 14, 2006 concluded that the range of potential adjustments would likely be material to the current year and possibly prior years resulting in a restatement of the Company’s previously issued consolidated financial statements, including those for fiscal years ended 2005 and 2004 in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2006, the interim periods within those fiscal years and those in the Company’s Form 10-Q for the quarter ended April 4, 2006.  Accordingly, these consolidated financial statements should no longer be relied upon. The adjustments are due to the incorrect application of the measurement date, as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to certain grants of stock options to directors, officers and employees, resulting from administrative oversight and the date selection methods used by the Company.  The Company noted that, based on the results of the Audit Committee review to date, the vast majority of the option grants impacted were issued prior to June 30, 2002.  The Company expects to record non-cash charges for compensation expense relating to these past stock option grants, which will be offset by increases to Additional Paid-in-Capital, resulting in no net change to Stockholders’ Equity.  The amount of such charges or any resulting tax impacts, which could affect Stockholders’ Equity, has not yet been determined.

          The Company is committed to resolving these issues as quickly as possible and plans to file its Form 10-Q for the second quarter of fiscal 2006 and required restated financial statements as soon as practicable following the conclusion of the Audit Committee’s review.

          In light of the Audit Committee’s review, the Company is re-evaluating the Report on Internal Control over Financial Reporting included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2006 and managements’ evaluations of the effectiveness of disclosure controls and procedures included in the Annual Report and the Form 10-Q for the quarter ended April 4, 2006.  The Company will not reach a final conclusion of the impact of the Audit Committee’s review on the reports and evaluations until completion of the review.

          The Company’s Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item 4.02.

          On August 15, 2006, the Company issued a related press release announcing the planned restatements and the delay in filing its Form 10-Q.  The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 8 – OTHER EVENTS

ITEM 8.01	OTHER EVENTS

          The Company also announced that two shareholder derivative complaints alleging breach of fiduciary duty and unjust enrichment related to the Company’s option granting practices have been filed in the Superior Court of the State of California, County of Los Angeles against The Cheesecake Factory Incorporated and certain of its current and former officers and directors.  These complaints are in addition to the two shareholder derivative complaints previously reported by the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

           (d)     Exhibits

99.1	Press release dated August 15, 2006 entitled, “The Cheesecake Factory Provides Update on Voluntary Stock Option Review”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON

Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated August 15, 2006 entitled, “The Cheesecake Factory Provides Update on Voluntary Stock Option Review”